SCHEDULE B

Contracts and Policies for Pruco Life Insurance Company

•	PruLife® Custom Premier II* (“VUL” Flexible Premium Variable Universal Life Insurance Contract)

•	PruLife® Universal Plus (“UL”)

•	PruLife® Universal Protector (“UL”)

•	Term Elite®

•	Term Essential®

•	PruLife® Return of Premium Term

•	PruTerm WorkLife 65SM

•	PruLifeâ SUL Protector

•	VUL Protector®*

•	PruLife® Index Advantage Universal Life (UL)

•	PruLife® Founders Plus UL

•	PruTermSM One

•	PruLifeâ Survivorship Index UL

•	PruLifeâ SVUL Protector* (SVUL)

Contracts and Policies for Pruco Life Insurance Company of New Jersey

•	PruLife® Custom Premier II* (“VUL” Flexible Premium Variable Universal Life Insurance Contract)

•	PruLife Universal Protector (“UL”)

•	PruLifeâ Universal Plus (“UL”)

•	Term Elite®

•	Term Essential®

•	PruLife® Return of Premium Term

•	PruTerm WorkLife 65 SM

•	PruLifeâ SUL Protector

•	VUL Protectorâ*

•	PruLife® Index Advantage Universal Life (UL)

•	PruLife® Founders Plus UL

•	PruTermSM One

•	PruLifeâ Survivorship Index UL

•	PruLifeâ SVUL Protector* (SVUL)

* Securities under the Securities Act of 1933

ED 5-2017